  EXHIBIT 11
                         COMPUTATION OF PER SHARE DATA
                                  (UNAUDITED)
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                                                            THREE MONTHS ENDED
                                                        ---------------------------
                                                        DECEMBER 28,    DECEMBER
                                                                           30,
                                                            1996           1995
                                                        -------------  ------------
NET (LOSS)                                               $(2,979,000)  $  (198,000)
                                                           =========       =======
Primary:
Weighted average number of common
  common shares outstanding                               18,664,200    18,174,787

Shares issuable upon exercise of dilutive stock
  options and warrants - net of shares assumed to
  be repurchased (at the average market price for
  the period) from exercise proceeds                           2,351       273,626
                                                         -----------   -----------
Shares used for computation                               18,666,551    18,448,413
                                                         ===========   ===========


NET (LOSS) PER SHARE OF COMMON STOCK                           $(.16)        $(.01)
                                                                 ===           ===

Assuming full dilution:
Weighted average number of common shares
  outstanding                                             18,664,200    18,174,787

Shares issuable upon exercise of dilutive stock
  options and warrants - net of shares assumed to be
  repurchased (at the higher of period-end market
  price or the average market price for the period)
  from exercise proceeds                                       1,873       273,626
                                                               -----       -------

Shares used for computation                               18,666,073    18,448,413
                                                         ===========   ===========

NET (LOSS) PER SHARE OF COMMON STOCK                           $(.16)        $(.01)
                                                                 ===          =====

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